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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  May 23, 2006


                              Diomed Holdings, Inc.


           Delaware                       000-32045               84-140636
(State or other jurisdiction of    (Commission File Number)     (IRS Employer
        incorporation)                                       Identification No.)

            1 Dundee Park
              Andover, MA                                           01810
(Address of Principal Executive Offices)                          (Zip Code)


       Registrant's telephone number, including area code: (978-475-7771)


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ITEM 8.01. OTHER EVENTS.

In connection with the litigations we initiated in 2004 in the U.S. District Court for the District of Massachusetts against AngioDynamics, Inc., Vascular Solutions, Inc. and Total Vein Solutions LLC and New Star Lasers, Inc. for infringement of our U.S. Patent No. 6,398,777 (the "'777 Patent"), in December 2005, we moved for summary judgment that the '777 Patent is valid, enforceable and infringed by AngioDynamics and Vascular Solutions, and AngioDynamics and Vascular Solutions moved for summary judgment of non-infringement. A hearing of the parties' respective motions was scheduled for June 1, 2006. That hearing has now been postponed by the court.

The postponement results from an order of the court dated May 22, 2006 wherein the judge, Richard G. Stearns, who is hearing the case, indicates that he recently became a patient of Dr. Cheih-Min Fan at Massachusetts General Hospital. The Company had previously engaged Dr. Fan as an expert witness in the '777 Patent litigation. In his order, Judge Stearns has asked that the Company provide the court and the other parties with a description of Dr. Fan's expected role in the '777 Patent litigation within 14 days, and that the Company and the other parties indicate to the court within 28 days whether the doctor-patient relationship at issue and the circumstances of Judge Stearns' proposed treatment using the Company's products creates a ground for recusal or disqualification, and if so, whether the parties are willing to waive any potential conflict. The hearing scheduled for June 1, 2006 has accordingly been postponed by the court to permit the parties an opportunity to respond.

A complete copy of Judge Stearn's order is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

99.1             Order dated May 22, 2006


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Diomed Holdings, Inc.
                                       (Registrant)


Date: May 23, 2006                     By:    /s/ DAVID B. SWANK
                                              -----------------------
                                       Name:  David B. Swank
                                       Title: Chief Financial Officer


List of Exhibits:

99.1     Order dated May 22, 2006